Exhibit 10.8

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”), is made effective as of the          day of             , 2006 (hereinafter called the “Date of Grant”), between Cypress Sharpridge Investments, Inc., a Maryland corporation (hereinafter called the “Company”), and [        ] (hereinafter called the “Participant”):

RECITALS:

WHEREAS, the Company has adopted the 2006 Stock Incentive Plan for Cypress Sharpridge Investments, Inc. (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement; capitalized terms not otherwise defined herein shall have the same meanings as in the Plan;

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to Cypress Sharpridge Advisors LLC (the “Manager”) or, at the designation of the Manager, to any other Person affiliated with the Manager who has performed or is expected to perform services to the Company (or any entity controlled by such Person) pursuant to the Plan and the terms set forth herein; and

WHEREAS, the Participant has been designated by the Manager to receive the stock option award provided for herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of the Option. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant the right and option (the “Option”) to purchase, all or any part of an aggregate of [            ] Shares. The purchase price of the Shares subject to the Option shall be $[            ] per Share (the “Option Price”). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

2. Vesting.

(a) Subject to the Manager’s continued service with the Company and its Affiliates, the Option shall vest and become exercisable with respect to one-third of the Shares initially covered by the Option on each of the first, second and third anniversaries of the Date of Grant. At any time, the portion of the Option which has become vested and exercisable as described above (or pursuant to Section 2(b) or 2(c) below) is hereinafter referred to as the “Vested Portion.”

(b) If the Manager’s service with the Company and its Affiliates terminates or is terminated for any reason, the Option shall, to the extent not then vested, be canceled by the Company without consideration; provided that in the event the Manager’s service with the

Company and its Affiliates is terminated by the Company other than for Cause (as defined in the Management Agreement), including non-renewal of the Management Agreement by the Company, or by the Manger pursuant to Section 15 of the Management Agreement, the Option shall, to the extent not then vested and not previously forfeited, immediately become fully vested and exercisable.

(c) Notwithstanding any other provisions of this Agreement to the contrary, in the event a Change in Control occurs during the period the Manager is providing services to the Company and its Affiliates, the Option shall, to the extent not then vested and not previously forfeited, immediately become fully vested and exercisable, subject to Section 9(b) of the Plan.

(d) For purposes of this Agreement, “service” means service provided by the Manager to the Company and its Affiliates pursuant to the terms of the Management Agreement.

3. Exercise of Option.

(a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the tenth anniversary of the Date of Grant.

(b) Method of Exercise.

(i) Subject to Section 3(a), all or any part of the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price may be made at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or United States generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares (provided that such Shares have been held by the Participant for no less than six months, or such other period as established from time to time by the Committee or United States generally accepted accounting principles) or (iv) to the extent permitted by applicable law, if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange, in each case that the Committee shall in its sole discretion determine to be necessary or advisable.

(iii) Upon the Company’s determination that the Vested Portion of the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

4. No Right to Continued Service. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the service of the Manager and shall not lessen or affect the Company’s or any Affiliate’s right to terminate the service of such Manager.

5. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, subject to such terms and conditions as the Committee shall require in connection therewith, the Participant may transfer all or part of the Option to an Affiliate of the Participant (each, a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such transfer would comply with the requirements of the Plan (including, without limitation, the requirement that no such transfer may result in the imposition of taxation under Section 409A of the Code), this Agreement, and any other terms and conditions as the Committee shall require in connection with such transfer. The Company may issue replacement Option agreements that reflect such transfer, and may require the applicable Permitted Transferee to sign such agreement. Unless otherwise provided pursuant to a replacement Option agreement which reflects such transfer, the terms of any Option so transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in this Agreement to the Participant shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution, (b) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option if the Committee determines that such a registration statement is necessary or appropriate, (c) the Committee or the Company shall not be required to provide any notice to Permitted Transferees, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (d) the consequences of termination of the Participant’s service with the Company and its Affiliates under the terms of the Plan and this Agreement shall continue to be applied with respect to the Participant and the Permitted Transferees.

7. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its grant, exercise, vesting or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. Without limiting the generality of the foregoing, to the extent permitted by the Committee, the Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares held by the Participant (which are not subject to any pledge or other security interest and which have been vested and held by the Participant for no less than six months (or such other period as established from time to time by the Committee or United States generally accepted accounting principles)) or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option a number of Shares with a Fair Market Value not in excess of the statutory minimum withholding liability.

8. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Vested Portion of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the corporate records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS

11. Option Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option and the Shares issuable upon exercise are subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

By:
Name:
Title:

Agreed and acknowledged as of the date first above written:

[                    ]

By:
Name:
Title:

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